October 17, 1997

               TRANSFER AGENCY SERVICES AGREEMENT


     THIS AGREEMENT is made as of_________________,_1997 by and between PFPC INC., a Delaware corporation ("PFPC"), and Tax-Free
Trust of Arizona, a Massachusetts business trust (the "Fund").

                      W I T N E S S E T H:

     WHEREAS, the Fund is registered as an open-end management investment company under the Investment Company Act of 1940, as amended (the "1940 Act"); and

     WHEREAS, the Fund wishes to retain PFPC to serve as transfer agent, registrar, dividend disbursing agent and shareholder servicing agent to its investment portfolios listed on Exhibit A attached hereto and made a part hereof, as such Exhibit A may be amended from time to time (each a "Portfolio"), and PFPC wishes to furnish such services, on the terms and for the considerations set forth in this agreement (the "Agreement").

     NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, and intending to be legally bound hereby, the parties hereto agree as follows:

     1.    Definitions.  As used in this Agreement:

          (a) "1933 Act" means the Securities Act of 1933, as amended.

          (b)  "1934 Act" means the Securities Exchange Act of
1934, as amended.

          (c) "Authorized Person" means any officer of the Fund and any other person duly authorized by the Fund's Board of Trustees to give Oral Instructions and Written Instructions on behalf of the Fund and listed on the Authorized Persons Appendix attached hereto and made a part hereof or any amendment thereto as may be received by PFPC. An Authorized Person's scope of authority may be limited by the Fund by setting forth such limitation in the Authorized Persons Appendix.

          (d) "CEA" means the Commodities Exchange Act, as amended.

          (e) "Oral Instructions" mean oral instructions received by PFPC from an Authorized Person or from a person reasonably believed by PFPC to be an Authorized Person.

          (f)  "SEC"  means the Securities and Exchange Commission.

          (g) "Securities Laws" mean the 1933 Act, the 1934 Act, the 1940 Act and the CEA.

          (h) "Shares" mean the shares of beneficial interest of any series or class of the Fund.

          (i) "Written Instructions" mean written instructions signed by an Authorized Person and received by PFPC. The instruc-tions may be delivered by hand, mail, tested telegram, cable, telex or facsimile sending device.

     2. Appointment. The Fund hereby appoints PFPC to serve as transfer agent, registrar, dividend disbursing agent and shareholder servicing agent to the Fund in accordance with the terms set forth in this Agreement. PFPC accepts such appointment and agrees to furnish such services.

     3. Delivery of Documents. The Fund has provided or, where applicable, will provide PFPC with the following:

          (a) Certified or authenticated copies of the resolutions of the Fund's Board of Trustees, approving the appointment of PFPC or its affiliates to provide services to the Fund and approving this Agreement;

          (b) A copy, and all amendments thereto, of the Fund's most recent effective registration statement;

          (c) A copy of the applicable administration, advisory and/or sub-advisory agreements, and all amendments thereto, with respect to each Portfolio;

          (d) A copy of the distribution agreement, and all amendments thereto, with respect to each class of Shares;

          (e) Copies of any shareholder servicing agreements, and all amendments thereto, made in respect of the Fund or a Portfolio;

          (f) The Fund's Declaration of Trust filed with the Secretary of State of the Commonwealth of Massachusetts and all amendments thereto (such Declaration of Trust, as presently in effect and as it shall from time to time be amended, is herein called the "Declaration of Trust"); and

          (g) The Fund's By-Laws and all amendments thereto (such By-Laws, as presently in effect and as they shall from time to time be amended, are hereinafter called the "By-Laws").

          PFPC has furnished the Fund with copies properly certified or authenticated of its Registration Statement on Form TA-1 under the Securities and Exchange Act of 1934, as amended and all other public reports filed with the SEC related to the services provided to the Fund as may be requested from time to time by the Fund.

     4. Compliance with Rules and Regulations. PFPC undertakes to comply with all applicable requirements of the Securities Laws and any laws, rules and regulations of governmental authorities having jurisdiction with respect to the duties to be performed by PFPC hereunder. Except as specifically set forth herein, PFPC assumes no responsibility for such compliance by the Fund or any of its investment portfolios.

     5.   Instructions.

          (a) Unless otherwise provided in this Agreement, PFPC shall act only upon Oral Instructions and Written Instructions.

          (b) PFPC shall be entitled to rely upon any Oral Instructions and Written Instructions it receives from an Authorized Person (or from a person reasonably believed by PFPC to be an Authorized Person) pursuant to this Agreement. PFPC may assume that any Oral Instruction or Written Instruction received hereunder is not in any way inconsistent with the provisions of organizational documents or this Agreement or of any vote, resolution or proceeding of the Fund's Board of Trustees or of the Fund's shareholders, unless and until PFPC receives Written Instructions to the contrary.

          (c) The Fund agrees to forward to PFPC Written Instructions confirming Oral Instructions so that PFPC receives the Written Instructions by the close of business on the same day that such Oral Instructions are received. The fact that such confirming Written Instructions are not received by PFPC shall in no way invalidate the transactions or enforceability of the transactions authorized by the Oral Instructions. Where Oral Instructions or Written Instructions reasonably appear to have been received from an Authorized Person, PFPC shall incur no liability to the Fund in acting upon such Oral Instructions or Written Instructions provided that PFPC's actions comply with the other provisions of this Agreement.

     6.   Right to Receive Advice.

          (a) Advice of the Fund. If PFPC is in doubt as to any action it should or should not take, PFPC may request directions or advice, including Oral Instructions or Written Instructions, from the Fund.

          (b) Advice of Counsel. If PFPC shall be in doubt as to any question of law pertaining to any action it should or should not take, PFPC may request advice at its own cost from such counsel of its own choosing (who may be counsel for the Fund, the Fund's investment adviser or PFPC, at the option of PFPC).

          (c) Conflicting Advice. In the event of a conflict between directions, advice or Oral Instructions or Written Instructions PFPC receives from the Fund, and the advice it receives from counsel, PFPC may rely upon and follow the advice of counsel. In the event PFPC so relies on the advice of counsel, PFPC remains liable for any action or omission on the part of PFPC which constitutes willful misfeasance, bad faith, negligence or reckless disregard by PFPC of any duties, obligations or responsibilities set forth in this Agreement.

          (d) Protection of PFPC. PFPC shall be protected in any action it takes or does not take in reliance upon directions, advice or Oral Instructions or Written Instructions it receives from the Fund or from counsel and which PFPC believes, in good faith, to be consistent with those directions, advice or Oral Instructions or Written Instructions. Nothing in this section shall be construed so as to impose an obligation upon PFPC (i) to seek such directions, advice or Oral Instructions or Written Instructions, or (ii) to act in accordance with such directions, advice or Oral Instructions or Written Instructions unless, under the terms of other provisions of this Agreement, the same is a condition of PFPC's properly taking or not taking such action. Nothing in this subsection shall excuse PFPC when an action or omission on the part of PFPC constitutes willful misfeasance, bad faith, negligence or reckless disregard by PFPC of any duties, obligations or responsibilities set forth in this Agreement.

     7. Records; Visits. The books and records pertaining to the Fund which are in the possession or under the control of PFPC shall be the property of the Fund. Such books and records shall be prepared and maintained as required by the 1940 Act and other
applicable securities laws, rules and regulations.   PFPC will, if
so requested by counsel to the Fund, work with such counsel to develop an acceptable modification to the manner in which such books and records are prepared and maintained so as to comply with the reasonable opinion of such counsel as to such laws and rules. Such modification will be subject to additional mutually-agreed upon pricing, if any. The Fund and Authorized Persons shall have access to such books and records at all times during PFPC's normal business hours. Copies of any such books and records shall be provided by PFPC to the Fund or to an Authorized Person at the Fund's expense. Prior to any destruction of any books or records, PFPC will advise the Fund of the proposed destruction and in accordance with instructions of the Fund, the records will be destroyed or, at the expense of the Fund, delivered to the Fund or as it may otherwise direct.

     8. Confidentiality. PFPC agrees to keep confidential all records of the Fund and information relating to the Fund and its shareholders, unless the release of such records or information is otherwise consented to, in writing, by the Fund, and shall maintain procedures reasonably designed to protect such confidentiality.
The Fund agrees that its consent shall not be unreasonably withheld and may not be withheld where PFPC may be exposed to civil or criminal contempt proceedings or when required to divulge such information or records to duly constituted authorities, and that such consent shall not be required where consent or notice to the Fund is not permitted by law or regulation.

     9. Cooperation with Accountants. PFPC shall cooperate with the Fund's independent public accountants and shall take all reasonable actions in the performance of its obligations under this Agreement to ensure that the necessary information is made available on a timely basis to such accountants for the expression of their opinion, as required by the Fund.

     10. Adequate Facilities; Disaster Recovery. PFPC shall maintain adequate personnel and facilities, as well as adequate and reliable computer and other equipment, necessary and appropriate to carry out its obligations under this Agreement, including appropriate duplicate files (which shall be readable by computer or otherwise or maintained in hard copy form, and shall be maintained at a frequency and in a detail reasonably designed pursuant to industry standards to provide for protection of such files in the event of a disaster to PFPC's facilities). PFPC shall enter into and shall maintain in effect with appropriate parties one or more agreements making adequate and reliable provisions for emergency use of electronic data processing equipment to the extent appropriate equipment is available. In the event of equipment failures, PFPC shall, at no additional expense to the Fund, take reasonable steps to minimize service interruptions. PFPC shall periodically back up data (including all predecessor transfer agent data delivered to PFPC by the Fund's prior transfer agent in a machine readable format and converted by PFPC) on appropriate media to be stored at an offsite facility of PFPC's choosing. PFPC shall have no liability with respect to the loss of data or service interruptions caused by equipment failure or otherwise, provided such loss or interruption is not caused by PFPC's own willful misfeasance, bad faith, negligence or reckless disregard of its duties or obligations under this Agreement.

     11. Insurance. PFPC shall maintain adequate fidelity, error and omissions and other insurance coverage in connection with its transfer agent services throughout the duration of this Agreement.

     12. Compensation. As compensation for services rendered by PFPC during the term of this Agreement, for the period commencing on the date upon which PFPC becomes transfer agent for the Fund, the Fund will pay to PFPC a fee or fees as agreed to from time to time in writing by the Fund and PFPC. All services detailed in this Agreement and expenses incurred in the performance of these services will be provided by PFPC without cost to the Fund except as otherwise stated in this Agreement or otherwise agreed to in writing.

     13. Indemnification. The Fund agrees to indemnify and hold harmless PFPC and its affiliates from all taxes, charges, expenses, assessments, claims and liabilities (including, without limitation, liabilities arising under the Securities Laws and any state and foreign securities and blue sky laws, and amendments thereto), and expenses, including (without limitation) attorneys' fees and disbursements, arising directly or indirectly from (i) any action or omission to act which PFPC takes (a) at the request or on the direction of or in reliance on the advice of the Fund or (b) upon Oral Instructions or Written Instructions or (ii) the acceptance, processing and/or negotiation of checks or other methods utilized for the purchase of Shares. Neither PFPC nor any of its affiliates shall be indemnified against any liability (or any expenses incident to such liability) arising out of PFPC's or its affiliates' own willful misfeasance, bad faith, negligence or reckless disregard of its duties and obligations under this Agreement.

     14. Release. PFPC understands that the obligations of this Agreement are not binding upon any shareholder of the Fund personally, but bind only the Fund's property; PFPC represents that it has notice of the provision in the Fund's Declaration of Trust disclaiming shareholder liability for acts or obligations of the Fund.

     15.  Responsibility of PFPC.

          (a) PFPC shall be under no duty to take any action on behalf of the Fund except as specifically set forth herein or as may be specifically agreed to by PFPC in writing. PFPC shall be obligated to exercise care and diligence in the performance of its duties hereunder, to act in good faith and to use its best efforts, within reasonable limits, to ensure the accuracy and completeness of all services performed under this Agreement. PFPC shall be liable for any damages arising out of PFPC's failure to perform its duties under this Agreement to the extent such damages arise out of PFPC's willful misfeasance, bad faith, negligence or reckless disregard of such duties.

          (b) Without limiting the generality of the foregoing or of any other provision of this Agreement, (i) PFPC shall not be liable for losses beyond its control, provided that PFPC has acted in accordance with the standard of care set forth above; and (ii) PFPC shall not be under any duty or obligation to inquire into and shall not be liable for (A) the validity or invalidity or authority or lack thereof of any Oral Instruction or Written Instruction, notice or other instrument which conforms to the applicable requirements of this Agreement, and which PFPC reasonably believes to be genuine; or (B) subject to Section 10, delays or errors or loss of data occurring by reason of circumstances beyond PFPC's control, including acts of civil or military authority, national emergencies, labor difficulties, fire, flood, catastrophe, acts of God, insurrection, war, riots or failure of the mails, transportation, communication or power supply.

          (c) Notwithstanding anything in this Agreement to the contrary, neither PFPC nor its affiliates shall be liable to the Fund for any consequential, special or indirect losses or damages which the Fund may incur or suffer by or as a consequence of PFPC's or its affiliates' performance of the services provided hereunder, whether or not the likelihood of such losses or damages was known by PFPC or its affiliates.

     16.  Description of Services.

          (a)  Itemized Services.  PFPC shall:

               (i) Calculate 12b-1 payments and payments under any Shareholder Services Plan of the Fund, produce and mail statements and checks where applicable or generate payments through the National Securities Clearing Corp. (the "NSCC") to all eligible dealers, and forward ineligible checks and statements to Aquila Distributors, Inc. (the "Distributor");

              (ii) Make weekly payment of direct commissions, including settlement through NSCC;

             (iii) Establish and maintain proper shareholder registrations;

             (iv)   Review new applications for required
                    information and correspond with shareholders to complete or correct information;

             (v)    Provide payment processing of checks or wires;

             (vi) Prepare and certify stockholder lists in conjunction with proxy solicitations;

            (vii) Issue and countersign share certificates (when requested in writing by a shareholder) and cancel share certificates;

           (viii) Prepare and mail to shareholders confirmation of activity;

            (ix) Provide toll-free lines and voice response unit for direct shareholder use, plus customer liaison staff for on-line inquiry response (generally until 6 p.m., New York time, on days on which the New York Stock Exchange is open), including the ability to receive
                    redirected toll-free calls from the
                    Distributor on an as-needed basis;

             (x) On a monthly basis, mail duplicate statements to: (1) broker-dealers of their clients' activity, whether executed through the broker-dealer or directly with PFPC, and (2) other parties (e.g., lawyers and accountants) as requested by the shareholders;

             (xi)   Provide periodic shareholder lists and
                    statistics to the Fund;

            (xii) Provide detailed data for underwriter/broker confirmations, including daily outstanding confirmed purchases, redemptions, and paid not issued shares;

           (xiii) Prepare periodic mailing of year-end tax and statement information;

            (xiv) Provide reports, notification, and where applicable reconciliation on a timely basis to the investment adviser, sub-adviser, administrator, accounting agent, and custodian of fund activity;

             (xv) Perform other participating broker-dealer shareholder services, including Fund/Serv, Automated Customer Account Transfer System ("ACATS"), Networking and terminal access for selected dealers, and such other services as may be agreed upon from time to time;

            (xvi) Promptly transmit to the Fund all reports, documents and information as are requested by the Fund and agreed to by PFPC, which agreement shall not be unreasonably withheld, that are necessary to enable the Fund and its service providers to comply with the requirements of the Internal Revenue Service, the SEC, the National Association of Securities Dealers, Inc, the National Securities Clearing Corp., the state blue sky authorities and any other regulatory bodies having jurisdiction over the Fund, it being understood and agreed that such reports shall include those on the list contained in Exhibit __ hereto, as such list may be amended from time to time by agreement between the parties;

          (xvii)    Process all clerical transactions;

          (xviii) Screen and maintain Transfer on Death registrations according to Fund guidelines (except those guidelines hereafter adopted by the Fund which are considered in PFPC's sole good-faith discretion to be more burdensome than the guidelines in effect on the date of this Agreement);

          (xix) Provide electronic imaging and time-stamping of all incoming mail;

          (xx) Compute and track all front-end and contingent deferred sales charges imposed upon the purchase and redemption of Shares;

          (xxi) Track and convert Shares in accordance with the share conversion features described in the prospectus of the Fund;

          (xxii) Answer written or telephonic correspondence relating to its duties hereunder (including providing written acknowledgement of address changes to previous addresses of record) and such other correspondence as may from time to time be mutually agreed upon between PFPC and the Fund; inquiries of a non-routine nature shall be referred to the Fund;

          (xxiii) Remit supporting detail of underwriter fees to the Distributor on a semi-monthly basis;

          (xxiv) Until such time as Fund management and legal counsel to the Fund determine otherwise and so inform PFPC in Written Instructions, establish, maintain for the benefit of the Fund and control the flow of funds through separate subscription, redemption and dividend disbursement accounts (each an "Operational Account") provided by PNC Bank, N.A. or by such other financial institution as may be agreed upon by the Fund and PFPC;

          (xxv) To the extent reasonably feasible, reverse trades (including backing out dividends) due to nonreceipt of funds, improper registration, or other sufficient reason;

          (xxvi)    Compute and track all letters of intent;

          (xxvii) Screen all transactions with respect to the Fund's Blue Sky requirements of which PFPC is informed by the Fund by Written Instructions, and comply with the Written Instructions of the Fund in effect from time to time limiting issuance of Shares to specified states (based on address of registration), including screening for Shares sold in states other than those so specified (but relating only to those Shares sold after PFPC commences its duties as transfer agent hereunder);

         (xxviii) Provide abandoned property reporting and filing to meet the escheat requirements of each of the states named by the Fund in Written Instructions;

           (xxix) Maintain a record of all incoming checks, new account applications and documentation set forth in Section 16(g), on filmstrips, another microfilm retrieval method or otherwise so as to be retrievable and reproducible, upon reasonable request, within time frames that meet reasonable industry standards;

          (xxx) Process W-9 or similar forms received by PFPC and review taxpayer identification numbers for all same number (e.g., 888 88 8888), sequential numbering (e.g., 123 45 6789) and non-numeric numbers (e.g., 128 4A 3927) and other conditions of obvious irregularity in accordance with PFPC's normal operating procedures;

          (xxxi) On a semi-monthly or other basis acceptable to PFPC and the Fund (but in no event more frequently than once per month per shareholder account) initiate, accept and process pre-authorized checks or, when available, electronic funds transfers drawn against shareholders' checking accounts;

          (xxxii) In accordance with policies and procedures established by the Fund and PFPC, furnish to shareholders dividend and redemption checks alleged to have been lost, stolen, destroyed or not received; and

          (xxxiii) Record all incoming telephone conversations and telephonic transactions that are received via the Fund's published customer service numbers and retain such recordings for a minimum of six months.

           (xxxiv) Post and perform shareholder transfers and post and perform exchanges for shares of other funds with which the Fund has exchange privileges, pursuant to shareholder instructions; and

           (xxxv) Reconcile to Fund accounting records and pay dividends and other distributions, including direct deposit credits through the Automatic Clearing House ("ACH") upon proper written shareholder authorization.

          (b) Purchase of Shares. PFPC shall issue Shares and credit an account of an investor, in the manner described in the Fund's prospectus, once it has screened for blue sky compliance pursuant to Section 16(a)(xxvii) and Transfer on Death registration compliance pursuant to Section 16(a)(xviii) and receives:

              (i)   A purchase order or application, either
                    directly from an investor or otherwise,
                    complying with requirements for purchases prescribed by the prospectus;

              (ii) Proper information to establish a shareholder account; and

             (iii) A purchase check or confirmation of receipt or crediting of available funds for such order to the Fund's custodian.

In opening new shareholder accounts, PFPC will assign account numbers. PFPC shall assign Aquila Distributors, Inc. as broker of record whenever dealer information is omitted and send a copy of any related application to Aquila Distributors, Inc.

          PFPC must receive a completed application before any redemption orders are accepted and processed for an account opened directly by an investor.

          (c) Redemption of Shares. PFPC shall redeem Shares only if that function is properly authorized by the Declaration of Trust or resolution of the Fund's Board of Trustees. If the Fund is a money-market fund, PFPC shall arrange, in accordance with the Fund's prospectus, for a shareholder's redemption of shares from a shareholder's account with a checkwriting privilege. Shares shall be redeemed and payment therefor shall be made in accordance with the Fund's prospectus, including provisions set forth therein for automatic redemption, telephone redemption requests and check-writing privileges, when the recordholder tenders Shares in proper form and amount and properly directs the method of redemption. If Shares are received in proper form, Shares shall be redeemed before the funds are provided to PFPC from the Fund's custodian. If the recordholder has not directed that redemption proceeds be wired, when the custodian provides PFPC with funds, a redemption check shall be sent to and made payable to the recordholder, unless:

               (i) the surrendered certificate is drawn to the order of an assignee or holder and transfer authorization is signed by the recordholder;

              (ii) Transfer authorizations are signed by the recordholder when Shares are held in book-entry form;

             (iii) Such redemption is through money market fund check-writing capabilities; or

             (iv) such redemption is in settlement of dealer confirmed redemptions via Fund/Serv.

Consistent with provisions set forth in the prospectus, redemption proceeds shall be wired upon request. When a broker-dealer notifies PFPC of a redemption desired by a customer, and the Fund's custodian provides PFPC with funds, PFPC shall prepare and send the redemption check to the broker-dealer, made payable to the broker-dealer on behalf of its customer.

     PFPC shall establish procedures reasonably designed to ensure that redemption requirements established by PFPC and agreed to by the Fund have been met, including the receipt and examination of stock certificates and related endorsements, signature guarantees and obtaining any needed papers or documents, including a properly completed application, where required. No redemptions in accounts represented in whole or in part by certificates shall be effected without cancellation of an adequate number of certificate Shares, if necessary. No signature guarantees shall be acceptable if received by facsimile and signature guarantees must reasonably appear to have been provided by an eligible guarantor institution of a type described as such in the prospectus which is a participant in a medallion program recognized by the Securities Transfer Association or in instructions received from the Fund; provided, however, that PFPC may accept a signature guarantee received by facsimile if so instructed by Oral or Written Instructions.

          (d) Dividends and Distributions. Upon receipt of a resolution of the Fund's Board of Trustees authorizing the declaration and payment of dividends and distributions, PFPC shall issue dividends and distributions declared by the Fund in Shares, or, upon shareholder election, pay such dividends and distributions in cash, if and as provided for in the Fund's prospectus. Such issuance or payment, as well as payments upon redemption as described above, shall be made after deduction and payment of the required amount of funds to be withheld in accordance with any applicable tax laws or other laws, rules or regulations. PFPC shall timely mail to the Fund's shareholders and appropriate taxing authorities such tax forms and other information, or permissible substitute notice, relating to dividends and distributions paid by the Fund as are required to be filed and mailed by applicable law, rule or regulation. PFPC shall prepare, maintain and file with the IRS and other appropriate taxing authorities reports relating to all dividends paid by the Fund to its shareholders as required by tax or other law, rule or regulation.

          (e) Communications to Shareholders. PFPC shall address, enclose and mail all communications by the Fund to its shareholders (pre-sorting where reasonably practicable), including:

              (i)   Reports to shareholders;

              (ii)  Confirmations of purchases and sales of
                    Shares;

             (iii) Monthly or quarterly statements (with extra print lines for additional information, such as additional dividend information, to shareholders), generally by the fifth business day after the dividend payable date, providing a combined check and statement to shareholders electing cash distributions;

             (iv) Dividend and distribution notices (at year-end, such notices will be upon Written
                    Instructions);

             (v)    Tax form information (upon Written
                    Instructions);

             (vi)   Forms W-9 or W-8 as appropriate;

            (vii)   Prospectuses;

          (viii) Account-related shareholder correspondence that is considered in PFPC's sole discretion to be routine; and

           (ix) Any other routine shareholder communications as agreed to between the Fund and PFPC.

          (f) Third Party Proxy Provider. PFPC shall assist the Fund in obtaining competitive bids for proxy services. Proxy services shall be provided by a third party. The Fund understands and agrees that PFPC bears no responsibility for the provision of any proxy services or the manner in which any proxy services are provided, that PFPC will not be considered the Fund's agent in connection with the provision of any proxy services, and that any party providing proxy services to the Fund shall not be considered to be the agent of PFPC or to have any other relationship with PFPC with respect to such services. Such proxy services, which will be decided upon solely between the Fund and the third party provider, shall include proxy mailing, receiving and tabulating proxy cards for the meetings of the Fund's shareholders, communicating to the Fund daily and final results of such tabulation accompanied by appropriate certificates, and preparing and furnishing to the Fund certified lists of shareholders as of such date, and in such form and containing such information as may be required by the Fund to comply with any applicable provisions of law or its Declaration of Trust and/or By-Laws relating to such meetings. Notwithstanding the foregoing provisions of this Subsection (f), PFPC shall furnish to the third-party proxy provider such information as is reasonably requested by such provider pertaining to shareholder registration information and record-date share positions to permit the Fund to obtain the benefits of the services necessary for conduct of its shareholder meetings.

          (g) Records. PFPC shall maintain records of the accounts for each shareholder showing the following information:

              (i)   Name, address, United States Tax
                    Identification or Social Security number, and any pertinent beneficiary information;

              (ii) Number and class of Shares held and number and class of Shares for which certificates, if any, have been issued, including certificate numbers and denominations;

             (iii) Historical information regarding the account of each shareholder, including dividends and distributions paid and the date and price for all transactions in a shareholder's account;

             (iv) Any stop or restraining order placed against a shareholder's account;

              (v) Any correspondence relating to the current maintenance of a shareholder's account;

             (vi) Information with respect to withholdings, including withholdings in the case of a foreign account and accounts subject to backup withholding; and

            (vii) Any information required in order for the transfer agent to perform any calculations contemplated or required by this Agreement.

          PFPC shall use its best efforts to convert for use in its system such data of the predecessor transfer agent that has been provided to PFPC as shall permit PFPC to maintain on its system such converted data covering a minimum of 18 months prior to commencement of its services as transfer agent of the Fund. PFPC is not responsible for errors or omissions in or caused by the records of any predecessor transfer agent. PFPC shall inform the Fund of material errors coming to its attention in the course of performance of its duties hereunder. PFPC shall maintain on its system in a readily viewable form pertinent account information (i.e., the information listed in this Section 16(g)) relating to shareholders of the Fund (including all predecessor transfer agent data delivered to PFPC by the Fund's prior transfer agent in a machine readable format and converted by PFPC) for a minimum of 13 months after the date of the transaction or other matter to which the information relates and shall thereafter maintain such information in a readily accessible format to the extent required by the 1940 Act and other applicable securities laws, rules and regulations.

          (h) Lost or Stolen Certificates. PFPC shall place a stop notice against any certificate reported to be lost, stolen, destroyed or not received and comply with all applicable federal regulatory requirements for reporting such loss or alleged misappropriation. A new certificate shall be registered and issued only upon:

              (i) The shareholder's pledge of a lost instrument bond or such other appropriate indemnity bond issued by a surety company approved by PFPC;
                    and

             (ii) Completion of a release and indemnification agreement signed by the shareholder to protect PFPC and its affiliates.

          (i) Shareholder Inspection of Fund Records. Upon a request from any Fund shareholder to inspect Fund records, PFPC will notify the Fund and the Fund will issue instructions granting or denying each such request. Unless PFPC has acted contrary to the Fund's instructions, the Fund agrees and does hereby release PFPC from any liability for refusal of permission for a particular shareholder to inspect the Fund's records.

          (j)  Withdrawal of Shares and Cancellation of
Certificates. Upon receipt of Written Instructions, PFPC shall cancel outstanding certificates surrendered by the Fund to reduce the total amount of outstanding Shares by the number of Shares surrendered by the Fund.

          (k) Fraud Detection Procedures. PFPC shall establish procedures that are reasonably designed to detect fraudulent purchase, redemption and distribution checks (including fraudulent or forged endorsements and altered payment amounts); however, PFPC shall have no liability for loss resulting from any fraud perpetrated or attempted to be perpetrated on the Fund, unless PFPC has acted with willful misfeasance, bad faith, negligence or reckless disregard of its duties hereunder. Such procedures shall take into account the type of accounts involved, the sums involved and cost/benefit considerations.

          (l) Third Party Checks. PFPC shall not accept any third party check (i.e., an investment check whose payee is other than the Fund or PFPC) except pursuant to Written Instructions.

          (m) Relationship Officer. PFPC agrees to provide a Relationship Officer to serve as the primary point of contact between the Fund and PFPC. PFPC will exercise due care in assigning an individual who is conversant with standard investment company practices.

          (n)  Additional Services.

               (i) PFPC shall, in addition to the services herein itemized, if so requested by the Fund and agreed to by PFPC, which shall bargain in good faith regarding such requests and the fees and charges to be paid therefor, for such additional fees and charges as the Fund and PFPC may from time to time agree, perform and do all other acts and services as required by the Fund's prospectus or the law or that are customarily performed and done by transfer agents, dividend disbursing agents, and shareholder servicing agents of open-end mutual funds such as the Fund.

               (ii) PFPC shall, in addition to the services herein
                    itemized, provide such additional services to the Fund and in such manner as are normally provided by PFPC to its mutual fund transfer agency customers in the normal course of business, subject to additional mutually-agreed upon pricing, if any.

          (o) Procedures. In order to facilitate the carrying out of the services set forth in this Agreement, PFPC shall follow the procedures attached hereto as Exhibit _______ and PFPC and the Fund may from time to time mutually agree to changes thereto.

     17. Duration and Termination. This Agreement shall continue until terminated by the Fund on sixty (60) days' prior written notice or by PFPC on one-hundred-twenty (120) days' prior written notice to the other party, provided, however, that without the Fund's consent PFPC shall not for a period of three years after the date of this Agreement terminate this Agreement with the intent to enter into a new agreement with the Fund that provides for higher fees.

     18. Notices. All notices and other communications, including Written Instructions, shall be in writing or by confirming telegram, cable, telex or facsimile sending device. Notices shall be addressed (a) if to PFPC, at 400 Bellevue Parkway, Wilmington, Delaware 19809; (b) if to the Fund, at 380 Madison Avenue, Suite 2300, New York, NY 10017, Attn: President or (c) if to neither of the foregoing, at such other address as shall have been given by like notice to the sender of any such notice or other communication by the other party. If notice is sent by confirming telegram, cable, telex or facsimile sending device, it shall be deemed to have been given immediately. If notice is sent by first-class mail, it shall be deemed to have been given three days after it has been mailed. If notice is sent by messenger, it shall be deemed to have been given on the day it is delivered.

     19. Amendments. This Agreement, or any term thereof, may be changed or waived only by a written amendment, signed by the party against whom enforcement of such change or waiver is sought.

     20. Delegation; Assignment. PFPC may assign its rights and delegate its duties hereunder only to any wholly-owned direct or indirect subsidiary of PNC Bank, National Association or PNC Bank Corp., provided that (i) PFPC gives the Fund thirty (30) days' prior written notice; (ii) the delegate (or assignee) agrees with PFPC and the Fund to comply with all relevant provisions of the 1940 Act; and (iii) PFPC and such delegate (or assignee) promptly provide such information as the Fund may request, and respond to such questions as the Fund may ask, relative to the delegation (or assignment), including (without limitation) the capabilities of the delegate (or assignee).

     21. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     22. Further Actions. Each party agrees to perform such further acts and execute such further documents as are necessary to effectuate the purposes hereof.

     23.  Miscellaneous.

          (a) Entire Agreement. This Agreement embodies the entire agreement and understanding between the parties and supersedes all prior agreements and understandings relating to the subject matter hereof, provided that the parties may embody in one or more separate documents their agreement, if any, with respect to delegated duties and Oral Instructions.

          (b) Captions. The captions in this Agreement are included for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect.

          (c) Governing Law. This Agreement shall be deemed to be a contract made in Delaware and governed by Delaware law, without regard to principles of conflicts of law.

          (d) Partial Invalidity. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby.

          (e) Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns.

          (f) Facsimile Signatures. The facsimile signature of any party to this Agreement shall constitute the valid and binding execution hereof by such party.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the day and year first above written.

                                   PFPC INC.


                              By:_________________________________



                              Title:______________________________




                                   Tax-Free Trust of Arizona


                              By:_________________________________



                              Title:______________________________

                            EXHIBIT A



     THIS EXHIBIT A, dated as of ___________________, 1997, is
Exhibit A to that certain Transfer Agency Services Agreement dated as of ____________________, 1997 between PFPC Inc. and
________________________.



                           PORTFOLIOS


                   [List all Portfolios here]

                   AUTHORIZED PERSONS APPENDIX


     On the date of the Agreement and thereafter until further notice, the following persons shall be Authorized Persons as defined therein:

Name (Type)                             Signature


Lacy B. Herrmann            ______________________________________
                                        Lacy B. Herrmann

William C. Wallace          ______________________________________
                                        William C. Wallace

Diana P. Herrmann           ______________________________________
                                        Diana P. Herrmann

Charles E. Childs, III      ______________________________________
                                        Charles E. Childs, III

John M. Herndon             ______________________________________
                                        John M. Herndon

Rose F. Marotta             ______________________________________
                                        Rose F. Marotta

Richard F. West             ______________________________________
                                        Richard F. West

Patricia A. Craven          ______________________________________
                                        Patricia A. Craven

Stephen J. Caridi           ______________________________________
                                        Stephen J. Caridi

William Killeen             _____________________________________
                                        William Killeen

[Report List for Aquila Group of Funds

12b-1 Report
5 Percent or More Shareholder Listing
5 Percent or More Shareholder Listing - sorted by ssn
Account Analysis by Type
Asset Report by Dealer for Management Company
Asset Report by Fund and Dealer
Blue Sky Sales Report
Capital Stock Reporting
Daily Transaction Journal
Dealer Commission Check Register/Dealer Commission Statement
DTS Activity Summary
DTS Liquidation Placements
DTS Outstanding Trades by Fund
DTS Posted Transactions
DTS Purchase Placement
Matrix Summary by Fund With Dealer Name
Matrix Summary by Management Company With Dealer Name
Month to Sales (Demographics by Account Group)
Monthly Statistical Report
Monthly Wire Order (Purchases/Redemptions)
New Account Journal
Next Day NSCC Settlement Detail
NSAR Based on trade date
Transactions at a Glance]